Canon Trust Film Corporation

$5,000,000 Regulation A Preferred Stock Offering

_______________



Canon Trust Film Corporation, a wholly owned subsidiary of
Canon Securities LLC., a NASD Broker Dealer is offering
regulation A registered preferred stocks in a best effort
underwriting offering.
_______________


Investing in these Preferred Shares involves a high degree of risk. See "Risk Factors" beginning on page 18.

_______________

Per Note		Total

Offering Price						$ 5,000,000
	$ 5,000,000
Discount and Commission to Underwriters		$    550,000
	$   550,000
Offering Proceeds to Company			$ 4,450,000
	$ 4,450,000


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Preferred Stocks are callable after 36 months and is subject to redemption, without premium.


Canon Securities LLC delivers certificates upon closing of each transaction.

Canon Securities LLC

_______________



December 30, 2003






_______________

The preferred stocks are offered on a "Best Effort" basis through participation members (the "Placement Agent") of the National Association of Securities Dealers, Inc
("NASD") who will be paid 8% commission for each share sold.

Net proceeds are calculated before deducting wholesaling commission and other fees equal to 3% of the gross proceeds of the offering and other expenses, such as legal, accounting and printing, mailing, postage, communication.
(See "Sources and Use of Proceeds," "The Offering" and
"Description of Notes").

The minimum investment is (1) one preferred stock ($2,500), although the Company in its sole discretion may accept subscription for fractional share.


______________

This prospectus contains what the Company considers to be fair summaries of certain provisions of the documents that will govern the Offering and the securities comprising the preferred shares. Nevertheless, the summaries do not purport to be complete and are qualified in their entirety by reference to the texts of the complete documents. Copies of these documents have been attached to this prospectus as Exhibits or are available from the Company upon request.
Investors must not rely upon any representations or information other than as set forth in this prospectus and in documents furnished by the Company upon request. No person has been authorized to give any information or make any representation in connection with this offering other than as contained in this prospectus. Therefore, a prospective investor should not rely on information that is not included herein unless it is specifically provided to him in writing by the Company in response to the prospective investor's request for such additional information.

______________

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENT OF
THIS MEMORANDUM AS LEGAL, ACCOUNT, BUSINESS TAX OR OTHER
EXPERT ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT
HIS/HER OWN ATTORNEY, BUSINESS ADVISOR, AND/OR TAX ADVISOR
AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING
THIS INVESTMENT.

______________

THIS MEMORANDUM DOES NOT CONSTITUE AN OFFER TO SELL TO, OR
A SOLICITATION OF AN OFFER TO BUY FROM, ANYONE IN ANY
STATE, COUNTRY OR OTHER JURISDICTION IN WHICH SUCH AN OFFER
OR SOLICITATION OF THE SECURITIES OFFERED IS NOT
AUTHORIZED. NO ACTION HAS BEEN TAKEN BY THE COMPANY THAT
WOULD, OR IS INTENDED TO, PERMIT A PUBLIC OFFER OF THE
SECURITIES IN ANY COUNTRY OR JURISDICTION. ACCORDINGLY, THE
SECURITIES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR
INDIRECTLY, AND NEITHER THIS MEMORANDUM NOR ANY OTHER
INFORMATION MEMORANDUM, PROSPECTUS, FORM OF APPLICATION,
ADVERTISMENT OR OTHER DOCUMENT OR INFORMATION MAY BE
DISTRIBUTED OR PUBLISHED IN ANY COUNTRY OR JURISDICTION
EXCEPT UNDER CIRCUMSTANCE THAT WILL RESULT IN COMPLIANCE
WITH ANY APPLICABLE LAWS AND REGULATIONS.

______________

THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY
THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY
DATE SUBSEQUENT TO THE DATE HEREOF.

______________

THE INFORMATION CONTAINED IN THIS MEMORANDUM IS
CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND IS BEING
SUBMITTED TO PROSPECTIVE INVESTORS IN THE COMPANY WITH THE
EXPRESS UNDERSTANDING THAT WITHOUT WRITTEN PERMISSION OF
THE COMPANY SUCH PERSONS WILL NOT RELEASE THIS DOCUMENT OR
DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE
REPRODUCTIONS OR USE IT FOR ANY PURPOSE OTHER THAN
EVALUATING A POTENTIAL INVESTMENT IN THE COMPANY. IF A
PROSPECTIVE INVESTOR ELECTS NOT TO INVEST IN THE OFFERING,
THIS MEMORANDUM MUST BE PROMPTLY RETURNED.

______________

THIS OFFERING IS MADE SUBJECT TO WITHDRAWAL, CANCELLATION
OR MODIFICATION BY THE COMPANY WITHOUT NOTICE, THE COMPANY
RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY
SUBSCRIPTION AS A WHOLE OR IN PART. THE COMPANY SHALL HAVE
NO LIABILITY WHATSOEVER TO ANY OFFEREE AND/OR INVESTOR IN
THE EVENT ANY OF THE FOREGOING SHALL OCCUR.

______________


TABLE OF CONTENTS


											Page


Company..........................		5

Management's Discussion And Analysis.............		5

2003 Management Outlook...................		6

2003 Release.......................		8

Officers, Directors And Key Advisors...............
	9

Sources And Use Of Proceeds..................		14

The Offering.......................		15

Description Of Preferred Shares..................		17

Risk Factors........................		19

Production Company.....................		23

Motion Pictures Listing / Log Lines...............
	25

Financials.........................		27

Exhibits.........................		28




THE COMPANY


Canon Films Corporation is an independent film company. Our unique advantage as boutique independent film company in an industry dominated by few large studios, is our interest in the latest empirical research that allows us to take advantage of any dynamic economic shifts in the motion picture industry.

Canon Film Corporation, (a California Corporation) manages, executive produces and distribute full-length motion pictures with offices in Santa Monica and Irvine
California.
The company has two business divisions, the film production division and film distribution division.


MANAGEMENT'S DISCUSSION AND ANALYSIS


PRODUCTION DIVISION

The film production division hires the most qualified production company, director and producer to acquire the rights to good books or scripts. The production company under contract pre-sells the potential movie in most major film markets in the world including American Film Market in Santa Monica, Marche du Film in Cannes, France and Mifed in
Milan, Italy. The objective of the pre-sales activities to establish a 45 - 55% minimum pre-sales contract on the film before we commit fund to production.

In a recent paper titled Film Finance and the Distribution of Earnings (July 18 2002) Frank W. Rusco of the U.S.
General Accounting Office and W. David Walls of University of Calgary, concluded that the entire distribution of film earning seems to be changed for projects filtered by pre-sales agreement.. These filtered projects, the studies shows have lower probability of un-profitability compared to theatrical-contract films.

The current production schedule for 2003 include a sword, science and sorcery challenge in the tradition of "CONAN" and the "LORD OF THE RINGS". The film title THONGOR.
The script is based on one of the popular series of books by Lin Carter. THONGOR - The Wizard of Lemuria. This epic story cast the forces of good over evil. (see appendix)

The next film on schedule is WALTER'S PURPLE HEART. This is a supernatural love story about a young man named Walter, who after being killed in the Vietnam War, is reincarnated into the present day body of a 23-year-old slacker named Michael, and through
Michael, goes on a quest to right the wrong of this preventable death.(see appendix)



DISTRIBUTION DIVISION

The distribution division partners with distribution companies to acquire finished and unfinished film projects. The failure rate for single purpose corporation formed to make a specific movie, and whose sole asset is the copyright to that movie are high. However this provides excellent opportunities for our distribution division to acquire the best uncompleted films or completed films seeking distribution deals at competitive prices.
We provide capital to finish the projects and release the films through our distribution network. This division is scheduled to release 15 films in 2003. (See appendix)


2003 SECONDARY MARKET OUTLOOK

The future of the video marketplace is heading towards "On-
Demand" programming, and is creating more demand for movies than ever before. With On-Demand programming video stores may become less relevant to movie consumers. On-Demand video is like having a hotel movie demand system in every TV household, where one selects a movie from a list, and watches it when they choose.

Current changes taking place in the video industry include a shift from the VHS to DVD format. Soon the industry will be more equally balanced between both formats. Blockbuster reported $799 million in DVD rentals in 2001, compared with $289 million the previous year, a 176% jump. It is projected by the end of this year 2002, DVD rentals will represent 40% of Blockbuster's rental.

The Consumer Electronics Association reports a decline in VCR purchase and DVD penetration of 30% and rising.
Consumers have embraced DVD technology at an unheard of rates. By the beginning of 2001, DVD players were 20% of U.S. homes, an acceptance rate twice as fast as VCR's experienced, said the industry association.

 The enhanced quality and reduced production cost of the digital format will boost profits for secondary market films.

The Frank Rusco and W. David Walls study compared the standard theatrical (TH) SAG contract and the small independent (LB) SAG contract. Of the (LB) films that were completed, only 20 percent had box-office earnings - the remaining 80 percent of completed LB contracts did have secondary market income. Of all films in the sample known to have release, 44 percent of the released films had box office earnings and these films earned 97.7 percent of all income from secondary markets. *

Canon Films Corporation pre-sells a majority of our productions, acquires completed and uncompleted films best suited for secondary market release and most importantly have an ongoing program for United States theatrical release for selected films. The growth of "On-Demand" programming will enhance profitability.

* See Table 1: Residual Earning Regressions (page 29)


2003 RELEASE

The company will release a full-length feature film based on a best-seller book titled WHITE RUSH GREEN FIRE by Mark
McGrrity. White Rush is an action thriller that Mr. James
Ellroy, author of L.A. Confidential wrote "Call McGarrity's high-octane thriller The Treasure of the Sierra Madre of the nineties: a brutal exploration of the corrosive effects of greed. Maybe the best dope-sleaze epic-tabloid timely, sexy-sweaty, vibrating with vampire venality".

White Rush was screened in MIFED Milan on November 4th - 8th 2002 and is currently scheduled to screen at the 23rd Annual American Film Market on February 19th. The action packed film stars Louis Mandylor from last summers biggest independent box office hit "My Fat Big Greek Wedding" and Judd Nelson.

Full Cast and Crew for "White Rush"

Louis Mandylor			Bill "Chick" Cicciolino
Judd Nelson				Brain Nathanson
Deborah Zoe				Arlene


Director
						Mark Lester

Executive Producer
							Art Kingsley Okun
							Martin Barab
Producer
							Dana Dubovsky

Cinematography
							Ken Blakey

Second Unit Director
Assistant Director

							Rachel Dickson
							Mitch Kelleher
							Anthone Kountz

Film Editing
							Don Aaron

Production Design
							Oliver French

Special Effects
							Josh Hakian
Visit www.whiterush.net To View A Free Trailer



OFFICERS, DIRECTORS AND KEY ADVISORS

The table below sets forth certain information concerning each executive officer and director of the Company

Canon Trust Film Corp.
Name					Age		Position

Mr. Art Okun	  (1) (2) (3)			46
	President/CEO/CFO
Ms. Amy Layton (2)			44		Secretary Treasurer
Mr. Ric Gallaher(2)			47		Vice President
Operations

(1)	Member of audit committee
(2)   Member of management committee
(3)   Member Board of Director

Mr. Art Okun
Art Okun is the President and Principal of Canon Securities
LLC. He has been a registered representative since 1992 with N. Y. Life Securities and has had principal experience since 1993 in Fixed Income, Private Placement offerings and
Equities. Mr. Okun is a 1984 graduate from Augsburg College in Minneapolis, Minnesota with a degree in Economics and Finance. Mr. Okun holds a Principal's Supervisory Series 24 license, General Securities Series 7, Financial and
Operations Principal Series 27, Series 63, California
Insurance Agent License, and he is a Chartered Financial
Analyst Candidate. (CFA)

Mr. Okun is affiliated with Canon Securities Trust and a fiduciary for both the Broker Dealer and issuer. He has successfully participated in the funding of many fixed income bonds and (9) private placement offerings raising over $25 million.


Mr. Ric Gallaher
Ric Gallaher acts as a liaison between the Movie and the investors. During his college years he worked in a local TV station as a cameraman before moving to California in 1974 to pursue a music career. The 70's found Ric Performing in venues that included the famous Cow Palace, Bill Graham's
Winterland, and Golden Gate Park where he served as a singer, songwriter and guitarist for some of the most talented musicians in the world. Mr. Gallaher was a contracted staff composer for Columbia Pictures for two years and has numerous films to his credit; including "King of the Gypsies" (Dino DeLaurentis 1977), "Punchline" (Tom
Hanks) and "Celloso" (2000 South American).

Mr. Gallaher has composed songs for the Pointer Sisters, wrote the Title Cut for Timmy T's 2nd worldwide album, and has written, performed and produced music for TV and major motion pictures for over 25 years.

Mr. Gallaher also holds a securities Principal's
Supervisory Series 39 license along with Series 22 and 63 licenses. With his music background and securities background Ric provides a clear bridge between Show and Business. (*MC-400 Rep)

ADVISORY BOARD


TECHNICAL ADVISORY BOARD

Mr. Anthony Cannella

Mr. Cannella has been involved with over 100 motion pictures in his career covering 25 years. He has directed two feature films (Sierra Quest, for PM Entertainment, and Rule No. 3 for Arrow Entertainment) and been Assistant
Director, Co-writer or Producer on 24 other films. As a film mixer and post-production supervisor, Mr. Cannella has 133 films to his credit.

Born in Pittsburgh, Pa., Anthony moved to Las Vegas out of high school in 1974 and began a career as a recording engineer in commercial advertising and music. He moved to Los Angeles in 1980 to expand his interest into films and post-production work. Mr. Cannella has 14 gold records to his credit as a music-recording engineer for Epic and Capital Records and worked with Michael Jackson as his personal engineer for 2 years. Mr. Cannella is currently producing and Co-directing a series for Showtime call "The
Voyeur". This series will air 27 episodes in the United
States.


Mr. Richard McHugh

Mr. Richard (Rich) McHugh grew up in New York City and has seized every opportunity to expand his creative and business horizons as an accomplished musician of both individual songs and production soundtracks. In his prosperous career, Rich's talents have effortlessly spanned the fields of TV Commercial Productions, including
McDonald's, Burger King, Chevrolet, Bordens, Schafer Beer;
Hit Broadway Show Productions, including "A Chorus Line";
Video Productions, including the highly successful workout video series "Crunch" (5 years, 130 episodes), "Yoga Zone"
(60 shows), "Playboy" (many productions); major Network TV
Productions, including "Brooklyn Bridge" (CBS), "A Year in a Life", "Sisters", and "Hollywood Safari" (14 episodes);
and Feature Film Productions, including "Moscow on the Hudson" (Robin Williams), "Three Fugitives" (Nick
Nolte/Martin Short), "Mystic Pizza" (Julia Roberts), "Dream
Team" (Michael Keaton).  His most recent films include
"Escape Under Pressure", starring Rob Lowe, "Shark in a
Bottle", starring Ben Gazarra and Danny Knucci from
"Titanic". Rich recently completed an action Sci-Fi film titled "Epoch", starring Ryan O Neal and Brian Keith.

In addition to his business talents, Rich is deeply committed to community service, working with 15 children weekly. His valuable and extraordinarily diversified background, coupled with an uncompromising sense of integrity, and a charismatic personality bring a positive, vibrant and essential creative element to Canon Trust Film
Corp.


David L. Kilmer

Mr. Kilmer's extensive experience in advertising, investment banking and film financing brings a wealth of resources to the CTFC's Advisory Board.

Dave has enjoyed a prosperous career in the art community as both an independent and commercial artist. He was the head illustrator for the prestigious ad agency Grant
Jacoby, Inc. for 14 years. In 1977, Dave's work was included in the hard cover edition of "The Top 100 Artists
Of The Century", published by the Society of Illustrators,
New York. As the youngest artist ever recognized by the Society, millions of art aficionados saw his work during a worldwide tour featuring the works of, among others, James
Lovell and Norman Rockwell.

Dave also possesses a well-developed understanding of the film finance industry, having served as both Executive
Producer on two feature length motion pictures and as a securities broker since 1995. Mr. Kilmer holds a Series 39
Supervisory license, along with Series 22 and 63 Brokerage licenses.


SCIENTIFIC ADVISORY BOARD

Arthur De Vany is Professor in the Department of Economics and the Institute for Mathematical Behavioral Sciences at the University of California, Irvine where he teaches a course called The Movie Business. He is author of more than 100 scientific articles and books in economics and the dynamics of social learning. His research on the movie business is widely reported in The Wall Street Journal, The New
Yorker, The Los Angeles Times, La Stampa, and many other publications and considered to be the leading research on this complex and poorly understood industry. He is the winner of the Mallen Prize for Distinguished Research in motion pictures and is the author of the movie chapter in the forthcoming Handbook of the Economics of Art and Culture.
Dr. Arthur De Vany
Professor
Economics and Institute for Mathematical Behavioral
Sciences
University of California Irvine

BOARD OF DIRECTORS
The member includes two or more members selected by the chairman and or president.


BOARD COMMITTEES

The Board of Directors has a standing Audit Committee. The
Audit Committee oversees each motion picture budget and accounting process, and recommends to the Executive members the appointment of an independent public accountant for each movie project. The committee reviews the scope and fees of each motion picture audit and reviews the results with the auditors. Further, it reviews accounting practices and policies of each project with the auditor and the adequacy of the accounting and financial controls of the project(s) and submits recommendations to the Executive members regarding any oversight and compliance with accounting principles and legal requirements.


INDEPENDENT ACCOUNTING FIRM/POLICIES

Canon Trust Film Corp. engages the services of an independent accounting and auditing firm. The objective of the audit is to lead to the expression of an opinion with respect to the financial statements. At least annually, the accounting firm will give an auditor's opinion of each trust account accompanied by financial statements.

Canon Trust Film Corp maintains the right to co-mingle net proceeds from the offering and replace scripts or projects when deemed financially advantageous towards profit maximization.

					George Brenner, CPA (A
Professional Corporation)
					10680 West Pico Boulevard, Suite
260
					 Los Angeles, California 90064.
					(310) 202-6445

KEYMAN INSURANCE

To assure business continuity and the stated management's discussion and analysis objectives, CSL and CTFC has a $2,500,000 (two and half million dollar) key-man insurance policy.


MANAGEMENT COMMITTEE

The Board of Directors has a standing Management Committee.
The Management Committee oversees each motion picture filming, production, post-production and distribution process. The management committee members in association with the production companies select projects included in our offering. The cardinal yardstick for selecting any film project is the commercial viability to mass audiences around the world.

FIDUCIARY RESPONSIBILITY

The subscription agreement makes management accountable to the investors as a fiduciary. Therefore, we must always act with integrity and good faith, and exercise due diligence in conducting the business of the trust and in resolving conflict of interest, subject to certain limitation set forth in the offering memorandum and subscription agreement. Fiduciary responsibility to investors, includes a duty of loyalty as well as reasonable standard of care.
The Employee Retirement Income Security Act of 1974 specifically imposes and defines fiduciary duties. This normally means that the management cannot engage in activities which might create an interest for itself that is adverse to that of the trust or investors.



COMPETITIVE ADVANTAGE

The management group and our hired production companies are experienced in the major areas of the motion picture industry: Production, Distribution and Finance. Currently management has the services of a motion pictures director and producer with over 30 years experience, distribution division of a 10-year-old company, and 20 years financial experience from Canon Securities LLC management.

CONFLICT OF INTEREST

Members of either the selling group and or Canon Trust Film
Corp executive board might be members or become members of the Screen Actors Guild (SAG). These SAG members may perform duties and receive compensation in accordance to union scales. The managing members of the selling group as part of their fiduciary obligation to their clients and Canon Securities LLC, shall oversee and monitor Canon Trust
Film Corp's Chief Financial Officer's responsibilities.

EXECUTIVE COMPENSATION

At the present time, all of the Company's officers and directors serve without compensation. Once the company grows past its current mezzanine stage company, the officers and directors may be paid commensurate with their activities, experience and ability.

LEGAL MATTERS

Certain legal matters, including the validity of the securities being issued, will be passed upon by Snell &
Wilmer LLP. As of the date hereof, the Company has no pending litigation.
William Tolin Gay
Snell & Wilmer LLP
Irvine, California 92614 - 7060
(949) 253 - 2700
email: wtgay@swlaw.com

PRINCIPAL SHAREHOLDERS

The following table sets forth the numbers or percentage of outstanding interest ownership owned by each of the Company's officers, directors and advisor affiliates. The persons listed below have sole or shared, direct or indirect, voting and/or investment power with respect to the shares indicated.

NAMES
INTEREST OWNED
VOTING CONTROL
Art Kingsley Okun
61%
61%
Ric Gallaher
10%
10%
Canon Securities LLC
15%
15%
Others
14%
14%




SOURCES AND USE OF PROCEEDS

The principal use of the net proceeds from this Offering will be to: (i) the acquisition of completed and uncompleted movies; (ii) Additional photography; (iii)
Distribution and marketing; (iv) administrative expenses.
The net proceeds to the Company from the sales of the preferred shares, after all related expenses are estimated to be approximately
$4,450,000.

The following table sets forth the anticipated application of the estimated net proceeds from this Offering. Many of the figures set forth are estimated and based on certain assumptions and cannot be precisely calculated at this time.

Maximum Proceeds
Assuming 1780
Shares

Sources:

Gross Offering Proceeds
	$5,000,000
Offering Expenses:
	Placement Agent Commission(1)
400,000
	Administrative Expenses and Working Capital	(2)
150,000
Total Sources (Net Offering Proceeds)
	$4,450,000









(1)	The shares are being offered on a "Best Effort"
basis through participation members (the Placement
Agent") of the National Association of Securities
Dealers, Inc ("NASD") who will be paid a 8%
commission on each share sold by such Placement Agent.
(2)	The Placement Agent will also receive a non-
accountable expense allowance equal to 3% of the purchased price of each share sold by such Placement
Agent. (Non-accountable expense allowance and wholesaling commission includes other expenses, such as legal, accounting and printing, mailing, postage, communication)






THE OFFERING


Securities Offered	Preferred Shares.



Number of Shares Offered	The total number of
shares issued is
1780.



Price Per Share						$2,500.



Minimum Subscription Per Investor			$2,500 (1
share), additional
investments can be made
in increments of $2,500.



Maximum Subscription Per New Investor		4 Shares.



Closing							Final closing
expected to occur no
later than December 30,
2003.
At the discretion of the
company the offering may
be extended to no later
than December 30, 2004.



Use of Proceeds					The principal use
of the net proceeds
from the offering
(approximately
$4,500,000) will be for
(i) the acquisition of
completed and
uncompleted movies; (ii)
Additional photography;
(iii) Distribution and
marketing; (iv)
administrative expenses
(see source and use of
proceeds).





Subscriptions by IRA's and Other Plans: In the case of IRA's or Keogh Plans, before investing in the preferred shares, Canon Trust management and other fiduciaries of IRA's, Keogh Plans and qualified retirement plans should carefully consider whether such an investment is consistent with their fiduciary responsibilities. Canon Trust Management and other fiduciaries of IRA's that are set up as part of a plan sponsored and maintained by an employer, as well as Trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants, are governed by the fiduciary responsibility provisions of the Employment Retirement Income Security Act of 1974 ("ERISA"). An investment in a plan covered by ERISA must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries, (ii) with the same standard of care that would be exercised by a prudent man acting under similar circumstances,
(iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not to do so, and (iv) in accordance with documents establishing the plan.


Depending on the particular circumstances involved, a fiduciary's decision to cause a plan covered by ERISA to invest in the preferred shares could be viewed as inconsistent with one or more of these criteria, and therefore a violation of the fiduciary's duty. However, in the case of a plan which provides for individual accounts (for example, an IRA or self-directed Keogh
Plan) and which permits a participant or beneficiary to exercise independent control over the assets in its individual account, the plan's fiduciaries will not be liable for any investment loss or for any breach that results from such exercise of control by the participant or beneficiary. Beyond their duty to comply with the general fiduciary obligations set out above, Canon Trust Management and other fiduciaries should be aware that an investment in the preferred shares may raise special fiduciary problems under ERISA.










(This space intentionally left blank)


DESCRIPTION OF PREFERRED SHARES

Issue	The Certificates of
Designation of preferred
shares, which set forth
all rights, preference
and privileges within.


Maturity			Each share matures on
January 31st
2008.

Interest Payment	Cash interest of 6.25%
annually, Interest
payment is due June 30th
and December 30th of each
year.


Assets-backed Interest Payment			An escrow
account is established at
First Trust Bank to pay
the interest payments
every six months. The
account is funded on the
last business week of
May and November
respectively each year
for the value of all
outstanding preferred
shares interest payment.
The company might also
designate portions of
its current U. S.
government bonds as
assets to back the
interest payments of all
outstanding preferred
shares annually.


Call Date			All preferred shares are
callable
after January 31st, 2006.


Due Diligence						Each prospective
investor will have
the opportunity to ask
questions of, or request
any additional
information including
marketing, distribution
strategies and
distribution agreements,
from the Company prior
to subscribing.


Plan of Distribution					The Preferred
shares are offered on
a "Best Effort" basis by
Canon Securities, LLC,
member of the NASD.



Subscription Documents				The investment may
only be made
Pursuant to a
Subscription Agreement
and Customer Account
Agreement that contains,
among other matters,
certain representations
and warranties by the
Company and certain
representation and
warranties by each
investor. Copies of the
Subscription Agreement
and Customer
Subscription Agreement,
and federal tax forms W-
8 and W-9 are included
in this Prospectus. This
investment is IRA
qualified.

Subscription						All subscription
checks should be
made payable to: Canon
Trust Film Corporation.
C/o First Bank - Newport
Beach, CA.


Restricted Transferability				The
transferability of the share is
restricted. See "Risk
Factors" - Restriction
on Transfer and
Liquidity; No Public
Market exists for these
shares.

Voting				The preferred shares
holder has no
Voting Rights, except as
otherwise provided by
California General
Corporation Law.

Forward-Looking Statement
All statements other than statement of historical fact included in this prospectus, including, without limitation, statement under "Risk Factors," Management's Discussion and
Analysis of Financial Condition and Results of Operation" and "Business" regarding the company's anticipated financial position, business strategy and plans and objectives of management of the company for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipated," "believe," estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management.
Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as those disclosed under "Risk
Factors" including, but not limited to, changes in operation performance, project schedules, demand for feature length movies, and other technical and economic factors. Such statements reflect the current views of the company with respect to future events and are subject to these and other risk, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statement attributable to the Company or person acting on its behalf are expressly qualified in their entirety by this paragraph.


RISK FACTORS

Before you invest in the preferred share, you should be aware of the various risks associated with an investment in the share, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase the share.

This prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The outcome of the events described in these forward-looking statements is subject to risk and accrual outcome could differ materially. The section entitled "Risk Factors," "Management's Discussion And
Analysis," and "Officers, Director And Key Advisors" as well as those discussed elsewhere in this prospectus contains a discussion of some of the factors that could contribute to these differences.

Competition

The motion picture industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. Accordingly, there can be no assurance as to the financial success of these refurbished films. The motion picture industry is extremely competitive. The films will vie for audience attention with many other motion pictures, many of which will be released by companies having financial resources that are substantially greater than those of the Company.
Competition for attractive projects and for experienced and competent directors, producers, script writers and other vendors whose service are essential to the success of the development of the project is significant among companies having objectives similar to those of the Company, many of which have greater financial and other resources than the Company. Motion picture companies continue to increase the number of films they release each year, and this could also adversely affect the performance of the films.

Nature of the Motion Picture Industry

The acquisition of movie scripts, development, casting, production and post-production is an inexact science and involves a high degree of risk. Studies show that log openings is the best determinate of high grossing movies.
The Company's will acquire, refurbished and distribute movies and search for films that produce extreme revenue events.

Film Distribution

The Company currently has alliances with third party distribution entities and may license certain distribution rights in foreign territories through output arrangements or on a film-by-film basis. The competition for screens in the U.S. and internationally is often great, as the major motion picture firms are able to commit far greater resources towards the distribution of their films and tie up numerous screens for their premium pictures. The Company must commit to spending a significant amount on the P&A costs associated with its films. The Company recognizes that such amount is far below the industry average for typical P&A cost and therefore such budget may not be enough to sustain a marketing campaign for any given film
(see: "Source and Use of Proceeds" "Officers, Directors and Key Advisors" "Production companies).



History of Marginal Profitability

The Company has a history of limited working capital. The
Company in the future may seek or secure debt, debentures and or equity from other sources in order to service this debt. There is no assurance that any other such financings will be available, or that they will be available on terms favorable to the Company.

Risk of Production and Distribution of Films

The cost of producing and distributing motion pictures has generally increased in recent years and may continue to increase in the future. The Company may use the monies from all offering to produce and distribute full-length fixed budget pictures, that have production and distribution budgets that are significantly less than the major industry average. There are numerous risks involved in producing and distributing films and, even if a film is produced, it may not be done on a timely or cost-effective basis and once distributed there is no guarantee that an audience will accept the film. A significant time may elapse (10 - 15 months) between the expenditure of funds by the Company and the receipt of corresponding revenues. Although management has identified previously used distribution channels (see production companies), there can be no assurance that the Company will recover its investment in the film.

Mezzanine Stage Company

The company is a rapidly growing mezzanine stage film firm and each project should be considered as a development stage project. Accordingly, the Company has limited operating history upon which an evaluation of its prospects can be based. Such prospect must be considered in light of the risk, expenses and difficulties frequently encountered in the establishment of a new business as well as the risk, expenses and difficulties encountered in the shift to a company with operating revenues. The operations/projects will be subject to all risks inherent in the establishment of a new business enterprise.


International Operations

A substantial portion of the films revenue will be derived from the international distribution of motion pictures.
These operations are subject to all risks attendant to international operation, including changes in foreign governments, international political and economic conditions, exchange control laws, imposition of quotas, and other factors beyond the Company's control. Some foreign governments impose significant restrictions on the content of motion pictures which may wholly or partially restrict distribution of certain programs in various media or in a particular territory. The Republic of France has recently set standards limiting the amount of foreign entertainment that is broadcast in French theaters and on French television.





Labor Considerations

Most actors in the film industry who will be involved with the film are members of the Screen Actors Guild, which bargains collectively with producers on an industry-wide basis from time to time. There is no assurance that labor difficulties will not adversely affect the production of the film.

Technological Developments

New technological developments will undoubtedly occur which will change the way films are made, distributed or exhibited. It is not possible to accurately forecast the effect that recent and future technological development will have on the value of the films.

No Public Market/Limitation on Transferability

There is no public trading market for the share of the Company. There is no intention of the Company to seek to provide a public market for the Company's shares in the future.


No Guarantee of Returns

Investing in films is a high-risk business. No assurance can be made or given that any purchaser of the share will realize any return on investment or that he, she or it will not lose his, her or its entire investment. For this reason, each prospective investor should read this Offering
Memorandum, including the risk factors discussed herein, and all exhibits carefully and should consult with his, her or its own attorney, accountant or business advisor prior to making an investment decision.

Interest and Principal Payments

Purchasers of the shares offered hereby are entitled to receive 6.25% interest plus principal re-payments. The
Company reserves the right to change its distribution schedule at its sole discretion. The shares are callable after 36 months (January 31st 2006). The company will setup an escrow account or designate portions of its current U.S.
government bonds as assets to back the interest cost of these preferred shares. However, due to the business stage of the Company and the uncertainties associated with its operations during that period of time, there can be no assurance that the Company will make those interest and/or principal payments on time, fund the escrow account intended to pay interest on these preferred shares or, in the event of sustaining significant losses from its operations, at any time in the future. Investors who anticipate the need for interest from their investment in the Company should not purchase these preferred shares offered hereby.








Financial Projections

The financial projections set forth in the materials accompanying this offering memorandum have been developed by the Company based wholly upon assumptions about potential revenues and expenses, and such assumptions may prove to be in part or wholly materially incorrect.
Investors should understand that such financial projections are estimates only, subject to all the uncertainties of projections for start-up enterprises, and that the actual results of operations may be materially different from the results shown or implied by such projections. Accordingly, the Company may and reserves the right, without the obligation to notify prior recipients of this memorandum, to add, delete and amend the information contained herein to reflect changes in the economy, industry, business conditions and its operations.


Best Effort Offering

No assurance can be given that these preferred shares being offered hereby will be sold.













(This space intentionally left blank)


PRODUCTION COMPANY

AMERICAN WORLD PICTURES - Woodland Hills, CA*
Mark L. Lester - President

As writer, producer and director Mark L. Lester has worked on many high-action films, including some of the world's biggest box office draws.

His directorial expertise has garnered praise for such films as Arnold Schwarzenegger's box office mega hit
Commando with Alyssa Milano who also stars in Public Enemy
# 1; Showdown In Little Tokyo, starring Dolph Lundgren and the late Brandon Lee in his first major role and Stephen
King's supernatural thriller Firestarter. The prestigious cast of Firestarter includes George C. Scott, Louise
Fletcher, Art Carney, David Keith, Drew Barrymore and
Martin Sheen.

Having amassed credits on more than 30 films, Lester founded and became President of American World Pictures in 1992, devoting himself to developing and producing films in the same genre he helped to popularize. Since the company's formation, Lester has created an impressive body of work in a relatively short period of time. He has produced and directed the action/thriller Night of the Running Man, starring Scott Glenn and Andrew McCarthy; Extreme Justice, a suspense drama also starring Glenn and Lou Diamond
Phillips; Public Enemy # 1, the HBO feature with Eric
Roberts and featuring Theresa Russell as the notorious Ma
Barker; The Ex ; with Nick Mancuso and Yancy Butler, about a woman terrorizing her ex-husband's family; Double Take, a suspense thriller starring Craig Sheffer and Costas
Mandylor; Misbegotten, a suspense thriller starring Kevin
Dillion and Lysette Anthony; The Base, a military action picture starring Mark Dacascos, action picture Hitman's Run starring Eric Roberts, a suspense thriller Blowback starring Mario Van Peebles, James Remar, suspense thriller
Sacrifice starring Michael Madsen and the recently completed the sequel The Base II - Guilty As Charged starring Antonio Sabato Jr.

Lester's career as a director was lunched when his first feature project, the highly acclaimed Twighlight of the Mayas, won top honors at the Venice Film Festival. His first breakout film was Roller Boogie, starring Linda Blair in a story about the disco era. Included in his earlier credits are such non-stop action films as Steel Arena, about the demolition deby, Truck Stop Women, Bobbie Jo and the Outlaws and Stunts.

Among Lester's other directing and producing credits are Armed and Dangerous, starring John Candy and Meg Ryan; and two frighteningly prophetic films about the state of society - Class of 1984, which starring Perry King, Roddy
McDowel and Michael J Fox in his first role, and the sequel
Class of 1999, with Malcom McDowell and Stacy Keach.

In Addition to earning international critical acclaim, Class of 1984 was an excellent U.S. box office draw and became the top grossing film in many major markets around the world. Commando was also an international success story, grossing over 120 million dollars.

* AWP is currently under contract to produce and distribute our title - WHITE RUSH--GREEN FIRE
Mark Lester - Filmography
TITLES
PRODUCER/DIRECT
OR
STARRING

THE BASE II
Producer/
Director
Antonio Sabato Jr./
James Remar
SACRIFICE
Producer/
Director
Michael
Madsen/Jamiew
Luner/Bokeem
Woodbine/Joshua
Leonard
BLOWBACK
Producer/
Director
Mario Van Peebles/
James Remar
HITMAN'S RUN
Producer/
Director
Eric Roberts
THE BASE *
Producer/
Director
Mark Dacascos/Paula
Trickey
MISBEGOTTEN
Producer/
Director
Kevin Dillion/
Lysette Anthony
DOUBLE TAKE
Producer/
Director
Craig Sheffer/
Costas Mandylor
THE EX
Producer/
Director
Mick Mancuso/Yancy
Butler
PUBLIC ENEMY #
1
Producer/
Director
Theresa Russell/Eric
Roberts
NIGHT OF THE
RUNNING MAN
Producer/
Director
Scott Glenn/
Andrew McCarthy
EXTREME
JUSTICE
Director
Lou Diamond Philips/
Scott GLenn
SHOWDOWN IN
LITTLE TOKYO
Producer/
Director
Dolph
Lundgren/Brandon
Lee/Tia Carrera
CLASS OF 1999
Producer/
Director
Malcom McDowall/
Stacy Keach
ARMED AND
DANGEROUS
Director
John Candy/Meg Ryan
COMMANDO *
Director
Arnold
Schwartzenegger/
Bill Paxton
FIRESTARTER *
Director
George C. Scott/
Martin Sheen/
Drew Berrymore
CLASS OF 1984
*
Writer/Producer
/ Director
Michael J Fox/Perry
King/
Roddy McDowall
THE FUNHOUSE
Executive
Producer
Kevin Conway/
Elizabeth Berrodge
ROLLER BOOGIE
Director
Linda Blair
GOLD OF THE
AMAZON WOMEN
Director
Anita Ekberg/Bo
Swenson
STUNTS
Director
Robert
Forster/Joanna
Cassidy
BOBBI JO AND
THE OUTLAW
Producer/
Director
Linda Carter
WHITE HOUSE
MADNESS
Producer/
Director

TRUCK STOP
WOMEN
Producer/
Director

STEEL ARENA
Writer/Producer
/ Director

TWILIGHT OF
THE MAYAS
Producer





Canon Trust Film Corporation
2003 Release


Project:		WHITE RUSH			Budget:		$1.6
MILLION

Type:		Film					Genre:
	Action /Thriller

Novel:		Mark McGarrity  			Screenplay:
	C. Courtney Joyner

Producer:	Dana Dubovsky, Peter Klauser		Exec. Producer
Peter Klauser,
  Art Okun

Director:	Mark Lester				Cast:		TBC

Start Date:	September 2002			Delivery Date:

Status:              In Production
	Publisher:	William Morrow &
Company


Production
Company:	American World Pictures
		21700 Oxnard Street
		Suite 660
		Woodland Hills CA 91367



Log Line:	A group of young tourist couples come across a
drug deal gone bad while on vacation. One of them is a cop. He convinces them to keep the money and he'll add to it with plans to fence the coke in the ghetto. But when they return to the city, they find out in the worst way, someone wants the cash and stash back. The drug Lord has hired a cold blooded but beautiful assassin to retrieve the cash and the dope and she enjoys her work.



Canon Trust Film Corporation
Motion Pictures Project Listing


Project:			THONGOR			Budget:		$1.8
MILLION

Type:			Film				Genre:
	Sword & Sorcery

Novel & Comics: 	Lin Carter  			Screenplay:
	C. Courtney Joyner

Producer:		Dana Dubovsky		Exec. Producer	: Mark
Lester

Director:		TBC				Cast:		TBC

Start Date:		April 2003			Delivery Date:

Status:                          Pre-Production
	Publisher:


Production
Company:	American World Pictures
		21700 Oxnard Street
		Suite 660
		Woodland Hills CA 91367



Log Line:	A rousing adventure of sword & sorcery of
Thongor, the mightiest warrior of the ancient continent of Lemuria. The ancient dragon kings have deemed that the hour is right to regain their dominance over earth and only Thongor and his companions, aided by the science and magic of the wizard Sharajsha, stand between mankind and the night of doom!




Canon Trust Film Corporation
Motion Pictures Project Listing


Project:		WALTER'S PURPLE HEART	Budget:		$1.8
MILLION

Type:		Film					Genre:
	Drama

Novel:		Catherine R. Hyde  			Screenplay:
	Catherine R. Hyde

Producer:	Mark Lester				Exec. Producer
Mark Lester

Director:	TBC					Cast:		TBC

Start Date:	September 2003			Delivery Date:

Release Date:				Publisher:	Simon &
Schuster


Production
Company:	American World Pictures
		21700 Oxnard Street
		Suite 660
		Woodland Hills CA 91367



Log Line:	A supernatural love story about a young man named
Walter, who after being killed in the Vietnam
War, is reincarnated into the present day body of a 23-year-old slacker named Michael, and through Michael, goes on a quest to right the wrong of this preventable death.




FINANCIAL STATEMENT


Audited financial statement is available upon request. You may request our most recent financials by sending a letter of request to our corporate headquarters located at:

Attn: Corporate Accountant
Canon Film Trust Corporation
2951 28th Street
Suite 2015
Santa Monica, California 90405

Please allow four to six weeks to receive audited financials in the mails. All request are processed through our independent accounting firm office located in Los Angeles.

George Brenner, CPA (A
Professional Corporation)
					10680 West Pico Boulevard, Suite
260
					 Los Angeles, California 90064.





EXHIBITS


Residual Earnings Regressions
								      Estimator
Variables
OLS
MAD
Constant
6.097
4.409

(0.359)
(0.143)

[0.451]
[0.378]



LB Contract Dummy
2.542
4.597

(0.638)
(0.249)

[0.749]
[0.997]



Log Box Office
0.415
0.529

(0.022)
(0.008)

[0.027]
[0.022]



Log Box Office * LB
Contract Dummy
-0.327
-0.462

(0.051)
(0.019)

[0.064]
[0.079]



R2
0.528
0.468










Notes: The LB contract dummy variable takes on a value of unity for films produced under the Screen Actors Guild low-budget contract, and zero for films produced under the Screen Actors Guild theatrical contract. Estimated standard errors are in brackets. For least squares, the robust standard error are White's (White, 1980). For quartile regressions, the robust standard errors were obtained from bootstrapping with 500 replication. The pseudo-R2 is reported for the quartile regression.

Source:
Film Finance and The Distribution of Earnings

Frank W Rusco
U. S. General Accounting Office
Washington, DC 20548

W. David Walls
Department of Economics
University of Calgary
Calgary, Alberta T2N 1N4


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